As filed with the Securities and Exchange Commission on August 15, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
WGL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Virginia	52-2210912

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

101 Constitution Avenue, NW
Washington, DC 20080
(Address of Principal Executive Offices) (Zip Code)

Washington Gas Light Company Savings Plan
Washington Gas Light Company Capital Appreciation/
Union Employees’ Savings Plan
(Full title of the plan)

Leslie T. Thornton
Senior Vice President, General Counsel and Corporate Secretary
101 Constitution Avenue, NW
Washington, DC 20080
(Name and address of agent for service)

(202) 624-6720
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration Fee (3)
Common Stock, no par value per share	1,000,000	$66.44	$66,440,000	$6,690.51

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an additional indeterminate amount of securities to be offered or sold as a result of certain corporate transactions or events, including any share dividends, share splits, recapitalization or any other similar adjustments.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined based on the basis of the average of the high and low prices per share of the Common Stock of the Company as reported on the New York Stock Exchange on August 11, 2016, a date within five business days prior to filing.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by WGL Holdings, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s Common Stock, no par value per share (the “Common Stock”), under the Washington Gas Light Company Savings Plan (the “Savings Plan”) and the Washington Gas Light Company Capital Appreciation/Union Employees’ Savings Plan (the “Capital Appreciation Savings Plan” and together with the Savings Plan, the “Plans”).

The 1,000,000 additional shares of Common Stock available for sale under the Plans registered pursuant to this Registration Statement are the same class as those registered on the registration statements on Form S-8 related to the Plans, which were filed with the Securities and Exchange Commission (the “Commission”) on October 21, 1988 (File No. 033-25112) by Washington Gas Light Company (“Washington Gas”), October 30, 1992 (File No. 033-54010) by Washington Gas, December 22, 1994 (File No. 033-57041) by Washington Gas, November 15, 1996 (File No. 333-16181) by Washington Gas (and succeed to by the Company as the registrant on November 1, 2000) and on April 16, 2003 (File No. 333-104572) by the Company (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of all the Prior Registration Statements, including any amendments thereto and filings incorporated therein, are incorporated by reference except as modified, supplemented or superseded herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statements are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to the persons participating in the Plans, as specified by Rule 428(b)(1) promulgated under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which the Company has previously filed with the Commission, are hereby incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the Commission on November 19, 2015;

2.
The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2015, March 31, 2016 and June 30, 2016, filed with the Commission on February 5, 2016, May 9, 2016 and August 4, 2016, respectively;

3.	The Company’s Current Reports on Form 8-K, filed with the Commission on November 24, 2015, January 20, 2016, February 19, 2016, March 1, 2016, March 2, 2016 and March 16, 2016;

4.
The Company’s Definitive Proxy Statement dated January 20, 2016, and definitive additional materials filed with the Commission on January 20, 2016, both filed in connection with the Company’s Annual Meeting of Shareholders held on March 1, 2016; and

5.
The description of the Common Stock as set forth in the Company’s Registration Statement on Form 8-A12B filed with the Commission on October 6, 2000, including any amendments or reports filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(c) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, and which is deemed to be “filed” with the SEC, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters in connection with the legality of the Common Stock offered hereby will be passed upon for the Company by Leslie T. Thornton, Senior Vice President, General Counsel and Corporate Secretary. Ms. Thornton is regularly employed by the Company and owns 5,153 shares of the company’s Common Stock as of June 30, 2016.

Item 6. Indemnification of Directors and Officers.

The Company’s articles of incorporation provide that the Company shall, to the maximum extent permitted by applicable law, as from time to time in effect, indemnify any person in connection with civil, criminal, administrative or investigative action or proceedings because he or she was a director or officer of the Company. The articles of incorporation further provide for the limitation or elimination of any liability of an officer or director for monetary damages to the Company or its shareholders to the full extent permitted under the laws of the Commonwealth of Virginia as currently in effect or as hereafter amended.

The Company’s bylaws provide for indemnification of officers and directors against expenses, judgments, fines or amounts paid in settlement in connection with actions, suits or proceedings by reason of being an officer or director, except in relation to matters as to which the person is finally adjudged to have knowingly violated criminal law or to be liable for willful misconduct in the performance of the person’s duty to the Company.

The Company carries a policy of insurance which, among other things, provides for payment to the Company of sums expended pursuant to our bylaws regarding indemnification for liability of officers and directors.

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized to sign, in Washington, District of Columbia, on the 15th day of August, 2016.

WGL HOLDINGS, INC.

By	/s/ Vincent L. Amman, Jr.

Vincent L. Ammann, Jr.
(Senior Vice President and Chief Financial Officer)

SIGNATURES AND POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Terry D. McCallister or Vincent L. Ammann, Jr. and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to the Registration Statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Names	Title	Date

/s/ Terry D. McCallister	Chairman of the Board, Chief Executive Officer and Director	August 15, 2016
(Terry D. McCallister)

/s/ Vincent L. Ammann, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 15, 2016
(Vincent L. Ammann, Jr.)

/s/ William R. Ford	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 15, 2016
(William R. Ford)

/s/ Michael D. Barnes	Director	August 15, 2016
(Michael D. Barnes)

/s/ Stephen C. Beasley	Director	August 15, 2016
(Stephen C. Beasley)

/s/ George P. Clancy, Jr.	Director	August 15, 2016
(George P. Clancy, Jr.)

/s/ James W. Dyke, Jr.	Director	August 15, 2016
(James W. Dyke, Jr.)

/s/ Nancy C. Floyd	Director	August 15, 2016
(Nancy C. Floyd)

/s/ Linda R. Gooden	Director	August 15, 2016
(Linda R. Gooden)

/s/ James F. Lafond	Director	August 15, 2016
(James F. Lafond)

/s/ Debra L. Lee	Director	August 15, 2016
(Debra L. Lee)

/s/ Dale S. Rosenthal	Director	August 15, 2016
(Dale S. Rosenthal)

Pursuant to the requirement of the Securities Act of 1933, the administrators of the Washington Gas Light Company Savings Plan and the Washington Gas Light Company Capital Appreciation Plan/Union Employees’ Savings Plan have duly caused this Registration Statement on Form S-8 to be signed on their behalf by the undersigned, thereunto duly authorized, in Washington, District of Columbia, on the 15th day of August, 2016.

WASHINGTON GAS LIGHT COMPANY SAVINGS PLAN

By	/s/ Vincent L. Amman, Jr.

Vincent L. Ammann, Jr.
(Plan Administrator)

By	/s/ Luanne S. Gutermuth

Luanne S. Gutermuth
(Plan Administrator)

WASHINGTON GAS LIGHT COMPANY CAPITAL APPRECIATION/UNION EMPLOYEES’ SAVINGS PLAN

By	/s/ Vincent L. Amman, Jr.

Vincent L. Ammann, Jr.
(Plan Administrator)

By	/s/ Luanne S. Gutermuth

Luanne S. Gutermuth
(Plan Administrator)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.1	Articles of Incorporation of WGL Holdings Inc. (Incorporated by reference to Exhibit 3(a) to Registration Statement on Form S-4 of the Company (Reg. No. 333-96017), filed on February 2, 2000).

4.2	Bylaws of WGL Holdings, Inc., as amended on March 7, 2013 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 13, 2013).

5.1*	Opinion of Leslie T. Thornton, Esquire.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Leslie T. Thornton, Esquire (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the Signature Page of this Registration Statement)

99.1*	Amended and Restated Washington Gas Light Company Savings Plan

99.2*	Amendment 2013-1 to Washington Gas Light Company Savings Plan

99.3*	Amended and Restated Washington Gas Light Company Capital Appreciation/Union Employees’ Savings Plan

99.4*	Amendment 2014-1 to Washington Gas Light Company Capital Appreciation/Union Employees’ Savings Plan
__________

*	Filed herewith.